UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑	Definitive proxy statement
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LIMONEIRA COMPANY

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 22, 2011

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Tuesday, March 22, 2011 at 10:00 a.m., Pacific Time, at the Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, California 93060.

Enclosed please find our proxy statement, a proxy card and our annual report. The proxy statement contains important information about the Annual Meeting, the proposals we will consider and how you can vote your shares.

Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. Please submit your proxy regardless of whether you will attend the Annual Meeting. This will help us ensure that your vote is represented at the Annual Meeting. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted, if, for any reason, you are unable to attend.

On behalf of the Board of Directors and the management of Limoneira Company, I extend our appreciation for your investment in Limoneira Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Alan M. Teague
Chairman of the Board of Directors

February 18, 2011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, March 22, 2011

Limoneira Company’s 2011 Annual Meeting of Stockholders will be held on Tuesday, March 22, 2011 at 10:00 a.m., Pacific Time, at the Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, California 93060, for the following purposes:

•	to elect three (3) directors to our Board of Directors, which we refer to as the Board, each to serve for a three-year term;
•	to vote on a proposal to ratify the selection of Ernst & Young, LLP to serve as the independent auditor for Limoneira Company for the fiscal year ending October 31, 2011;
•	to hold an advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement;
•	to hold an advisory vote on whether the stockholder vote to approve the compensation of Named Executive Officers should occur every one, two or three years; and
•	to transact such other business as may properly come before the meeting.

These matters are more fully described in the enclosed proxy statement. The Board recommends that you vote FOR the election of directors, FOR the ratification of the independent auditor, FOR the approval of the compensation of the Named Executive Officers and FOR the stockholder vote to approve the compensation of Named Executive Officers to occur every year.

Stockholders of record at the close of business on February 18, 2011 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices at 1141 Cummings Road, Santa Paula, California 93060. The notice of Annual Meeting, proxy statement and proxy are first being mailed or provided to stockholders on or about February 22, 2011.

To be sure that your shares are properly represented at the meeting, whether or not you attend, please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 5:00 PM Pacific Time, on March 20, 2011.

You will be required to bring certain documents with you to be admitted to the Annual Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual Meeting to ensure that you comply with these requirements.

By order of the Board of Directors.

Sincerely,

Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary

Except where the context indicates otherwise, “the Company,” “we,” “us,” and “our” refer to Limoneira Company, and its wholly owned subsidiaries. References to “stockholders” refer to stockholders of Limoneira Company.

LIMONEIRA COMPANY

1141 Cummings Road
Santa Paula, California 93060

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Limoneira Company, which we refer to as the Company, a Delaware corporation, for the 2011 Annual Meeting of Stockholders of the Company, to be held on Tuesday, March 22, 2011 at 10:00 a.m., Pacific Time, at the Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, California 93060 and for any adjournments or postponements of the 2011 Annual Meeting of Stockholders. We refer to the 2011 Annual Meeting of Stockholders as the Annual Meeting. The notice of Annual Meeting, proxy statement and proxy are first being mailed or provided to stockholders on or about February 22, 2011.

PURPOSE OF MEETING

As described in more detail in this proxy statement, the Annual Meeting is being held for the following purposes:

•	to elect three (3) directors to our Board, each to serve for a three-year term;
•	to vote on a proposal to ratify the selection of Ernst & Young, LLP to serve as the independent auditor for Limoneira Company for the fiscal year ending October 31, 2011;
•	to hold an advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement;
•	to hold an advisory vote on whether the stockholder vote to approve the compensation of Named Executive Officers should occur every one, two or three years; and
•	to transact such other business as may properly come before the meeting.

ATTENDING AND VOTING AT THE ANNUAL MEETING

BNY Mellon Shareowner Services, which we refer to as BNY Mellon, has been selected as our inspector of election. As part of its responsibilities, BNY Mellon is required to independently verify that you are a stockholder of Limoneira Company eligible to attend the Annual Meeting, and to determine whether you may vote in person at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.

Check-in Procedure for Attending the Annual Meeting

Stockholders of Record.  The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a stockholder of record or you represent a stockholder of record.

•	Individuals. If you are a stockholder of record holding shares in your own name, you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport). Trustees who are individuals and named as stockholders of record are in this category.
•	Individuals Representing a Stockholder of Record. If you attend on behalf of a stockholder of record, whether such stockholder is an individual, corporation, trust or partnership:
•	you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport); AND
•	either:
•	you must bring to the Annual Meeting a letter from that stockholder of record authorizing you to attend the Annual Meeting on their behalf; OR
•	we must have received by 5:00 PM, Pacific Time, on March 20, 2011 a duly executed proxy card from the stockholder of record appointing you as proxy.

Beneficial Owners.  If your shares are held by a bank or broker (often referred to as “holding in street name”) you should go to the “Beneficial Owners” check-in area at the Annual Meeting. Because you hold in street name, your name does not appear on the share register of the Company. The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a beneficial owner or you represent a beneficial owner.

•	Individuals. If you are a beneficial owner, you must bring to the Annual Meeting:
•	a form of government-issued photo identification (e.g., a driver’s license or passport); AND
•	either:
•	a legal proxy that you have obtained from your bank or broker; OR
•	your most recent brokerage account statement or a recent letter from your bank or broker showing that you own shares of Limoneira Company.
•	Individuals Representing a Beneficial Owner. If you attend on behalf of a beneficial owner, you must bring to the Annual Meeting:
•	a letter from the beneficial owner authorizing you to represent its shares at the Annual Meeting; AND
•	the identification and documentation specified above for individual beneficial owners.

Voting in Person at the Annual Meeting

Stockholders of Record. Stockholders of record may vote their shares in person at the Annual Meeting by ballot. Each proposal has a separate ballot. You must properly complete, sign, date and return the ballots to the inspector of election at the Annual Meeting to vote in person. To receive ballots, you must bring with you the documents described below:

•	Individuals. You will receive ballots at the check-in table when you present your identification. If you have already returned your proxy card to us and do not want to change your votes, you do not need to complete the ballots. If you do complete and return the ballots to us, your proxy card will be automatically revoked.
•	Individuals Voting on Behalf of Another Individual. If you will vote on behalf of another individual who is a stockholder of record, we must have received by 5:00 PM, Pacific Time, on March 20, 2011 a duly executed proxy card from such individual stockholder of record appointing you as his or her proxy. If we have received the proxy card, you will receive ballots at the check-in table when you present your identification.
•	Individuals Voting on Behalf of a Legal Entity. If you represent a stockholder of record that is a legal entity, you may vote that legal entity’s shares if it authorizes you to do so. The documents you must provide to receive ballots at the check-in table depend on whether you are representing a corporation, trust, partnership or other legal entity.
•	If you represent a corporation, you must:
•	bring to the Annual Meeting a letter or other document from the corporation, on the corporation’s letterhead and signed by an officer of the corporation, that authorizes you to vote the corporation’s shares on its behalf; OR
•	we must have received by 5:00 PM, Pacific Time, on March 20, 2011 a duly executed proxy card from the corporation appointing you as its proxy.
•	If you represent a trust, partnership or other legal entity, we must have received by 5:00 PM, Pacific Time, on March 20, 2011 a duly executed proxy card from the legal entity appointing you as its proxy. A letter or other document will not be sufficient for you to vote on behalf of a trust, partnership or other legal entity other than a corporation.

Beneficial Owners.  If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. Because your name does not appear on the share register of the Company, you will not be able to vote in person at the Annual Meeting unless you request a legal proxy from your bank or broker and bring it with you to the Annual Meeting.

•	Individuals. As an individual, the legal proxy will have your name on it. You must present the legal proxy at check-in to the inspector of election at the Annual Meeting to receive your ballots.
•	Individuals Voting on Behalf of a Beneficial Owner. Because the legal proxy will not have your name on it, to receive your ballots you must:
•	bring to the Annual Meeting a letter from the person or entity named on the legal proxy that authorizes you to vote its shares at the Annual Meeting.

APPOINTMENT OF PROXY

Stockholders of Record.  We encourage you to appoint a proxy to vote on your behalf by promptly submitting the enclosed proxy card, which is solicited by our Board and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to return your completed proxy to us regardless of whether you will attend the Annual Meeting to ensure that your vote is represented at the Annual Meeting.

PLEASE RETURN YOUR PROXY CARD TO US IN THE ACCOMPANYING ENVELOPE NO LATER THAN 5:00 PM, PACIFIC TIME, ON MARCH 20, 2011. IF WE DO NOT RECEIVE YOUR PROXY CARD BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.

The persons named in the proxy card have been designated as proxies by our Board. The designated proxies are officers of the Company. They will vote as directed by the completed proxy card.

Stockholders of record may appoint another person to attend the Annual Meeting and vote on their behalf by crossing out the board-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the Annual Meeting, the inspector of election will verify such person’s authorization to vote on your behalf by reference to your proxy card. If you would like to appoint a person as proxy other than those designated by our Board, you must do so by using the proxy card, as described above.

If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see “APPOINTMENT OF PROXY — Revocation of Proxy” below for more information.

Beneficial Owners.  If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. You should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the Annual Meeting.

Voting by the Designated Proxies

The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board in accordance with the recommendations of our Board. Our Board recommends:

•	a vote FOR each of the three (3) nominees for director, each to serve for a three-year term (Proposal 1);
•	a vote FOR the proposal to ratify the selection of Ernst & Young, LLP as the Company’s independent auditor for the fiscal year ending October 31, 2011 (Proposal 2);
•	a vote FOR the approval, on an advisory basis, of the compensation of Named Executive Officers (Proposal 3); and
•	a vote FOR the approval, on an advisory basis, of an annual advisory vote on executive compensation (Proposal 4).

If any other matter properly comes before the Annual Meeting, your proxies will vote on that matter in their discretion.

Revocation of Proxy

You may revoke or change your proxy before the Annual Meeting by:

•	sending us a duly executed written notice of revocation prior to the Annual Meeting;
•	attending the Annual Meeting and voting in person; OR
•	ensuring that we receive from you, prior to 5:00 PM, Pacific Time, on March 20, 2011 a new proxy card with a later date.

Any written notice of revocation must be sent to the attention of Joseph D. Rumley, Chief Financial Officer, Treasurer and Corporate Secretary, Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060 or by facsimile to (805) 525-8211.

APPROVAL OF PROPOSALS AND SOLICITATION

Each stockholder who owned shares of stock on February 18, 2011, the record date for the determination of stockholders entitled to vote at the Annual Meeting, is entitled to one vote for each share of common stock and ten votes for each share of Series B Convertible Preferred Stock. On February 18, 2011, we had 11,237,151 shares of common stock and 30,000 shares of Series B Convertible Preferred Stock issued and outstanding that were held by more than 1,700 beneficial holders.

Quorum

Under the Bylaws of the Company, as amended, which we refer to as the Bylaws, the stockholders present in person or by proxy holding a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders of Limoneira Company. Holders of shares of common stock and Series B Convertible Preferred Stock are the only stockholders entitled to vote at the Annual Meeting. Shares represented by proxies that are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum. Shares of Company stock entitled to vote that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposals 1, 3 and 4 described in this proxy statement are non-discretionary items and Proposal 2 described in this proxy statement is a discretionary item.

If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of outstanding Company stock entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.

Approval of Proposals

a)	Election of Directors. For the election of Class III directors (Proposal 1), in accordance with the Bylaws, the affirmative vote of at least a plurality of the votes cast on such proposal is required. For the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of votes to which you are entitled. For example, if you own 100 shares of common stock and there are 3 directors to be elected at the Annual Meeting, you may allocate 300 “FOR” votes (3 times 100) among as few or as many of the 3 nominees to be voted on at the Annual Meeting as you choose. You may not cumulate your votes against a nominee. If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card or, if you vote in person at the Annual Meeting, submit a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. If you vote by proxy card or voting instruction card and sign your card with no further instructions, Harold S. Edwards and Joseph D. Rumley, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting. Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the record date for the Annual Meeting is entitled to one vote and each share of Series B Convertible Preferred stock is entitled to ten votes.
b)	Ratification of Independent Auditor. For the approval of the proposal to ratify the selection of Ernst & Young, LLP as the independent auditor for the Company (Proposal 2), the affirmative vote of at least a majority of the outstanding shares present in person or represented by proxy at the Annual Meeting is required. An abstention will not be counted as a vote cast.
c)	Approval of Compensation of Named Executive Officers. For the approval, by advisory vote, of the compensation of Named Executive Officers (Proposal 3), the affirmative vote of at least a majority of the outstanding shares present in person or represented by proxy at the Annual Meeting is required. An abstention will not be counted as a vote cast.

d)	Frequency of Stockholder Vote on Executive Compensation. The advisory vote regarding the frequency of the stockholder vote to approve the compensation of the Named Executive Officers (Proposal 4), will be determined by a plurality of the votes cast.
e)	Other Matters. With the exception of certain business combinations, as described in Article Seventeenth of the Certificate of Incorporation, as amended, any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the outstanding shares present in person or represented by proxy at the Annual Meeting. An abstention will not be counted as a vote cast.

All votes will be tabulated by BNY Mellon, the proxy tabulator and inspector of election appointed for the Annual Meeting. BNY Mellon will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proposal 2 is a discretionary item. Brokers that do not receive instructions from beneficial owners may vote your shares in their discretion. Proposals 1, 3 and 4 are non-discretionary items and brokers may not vote on the proposals without specific voting instructions from beneficial owners, resulting in a broker non-vote.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We have also retained BNY Mellon to distribute copies of these proxy materials to banks, brokers, fiduciaries and custodians, or agents holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

We may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and/or employees of our Company. We will not pay any additional compensation to these individuals for any such services.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

The Company’s Certificate of Incorporation and Bylaws provide that the number of directors shall be no less than three nor more than ten, with the exact number to be fixed by the Board. The Board has fixed the current number of directors at ten. The Company’s Certificate of Incorporation divides the Board into three (3) classes, each class serving for a term ending on the date of the third Annual Meeting following the Annual Meeting at which such director was elected. The terms of each Class of directors is set to expire as follows: Class I to expire at the 2012 Annual Meeting of stockholders, Class II to expire at the 2013 Annual Meeting of stockholders and Class III to expire at the 2011 Annual Meeting of stockholders. The terms of office of Allan M. Pinkerton, Alan M. Teague and Robert M. Sawyer, Class III directors, expire at the upcoming meeting of stockholders and such directors are up for re-election at this year’s Annual Meeting.

You may cumulate your votes for one or more director nominees. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the director nominees who will be voted upon at the Annual Meeting. See “Approval of Proposals — (a) Election of Directors” for more information about how to cumulate your votes.

Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that the following directors are “independent directors” as defined by the NASDAQ Stock Market, LLC, which we refer to as NASDAQ: Messrs. Ronald Michaelis, Allan M. Pinkerton, Robert M. Sawyer, Gordon E. Kimball, Keith W. Renken, John W. Blanchard and John W. H. Merriman.

Election of Directors

The Class III directors will be elected at the Annual Meeting and will serve a term that expires at our 2014 Annual Meeting. The Board has nominated Messrs. Allan M. Pinkerton, Alan M. Teague and Robert M. Sawyer for re-election as Class III directors. All of the nominees have indicated a willingness to stand for re-election and to serve if re-elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above-named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unable to serve, the proxies will be voted by the proxy holders in their discretion for another person properly designated. Each nominee recommended by the Board to stockholders was recommended to the Board by the nominating and corporate governance committee. The following paragraphs describe the business experience and education of Messrs. Allan M. Pinkerton, Alan M. Teague and Robert M. Sawyer.

Allan M. Pinkerton.  Mr. Pinkerton has served as a director of the Company since 1990. Mr. Pinkerton is the owner and manager of Pinkerton Ranches, which engages in citrus and avocado production. He is currently a director of Saticoy Lemon Association, Ventura County Fruit Exchange, Alta Mutual Water Company and Farmers Irrigation Company. Mr. Pinkerton was formerly a director and the vice chairman of Sunkist Growers, Inc. and Fruit Growers Supply Company. Mr. Pinkerton graduated from California State Polytechnic University at Pomona, earning a Bachelor of Science degree in agricultural business management in 1966.

Mr. Pinkerton is an experienced business leader with vast operating experience in our industry, and his substantial leadership experience on Boards of several other companies provides our Board valuable insight to the operational complexities of our business, and knowledge of governance practices and risk management.

Robert M. Sawyer.  Mr. Sawyer has served as a director of the Company since 1990. Mr. Sawyer is an attorney specializing in real estate, land use, environmental and water law, and currently of counsel to the Sacramento, California office of Best Best & Krieger, LLP. He is a member of the Ventura County Bar Association, the Sacramento County Bar Association and the Groundwater Resources Association of California. Mr. Sawyer was previously the corporate secretary of The Samuel Edwards Associates, from 1977 to 1981 and a director of The Samuel Edwards Associates, from 1981 to 1985. He is also a director of Ventura County Fruit Exchange, and a trustee of Limoneira Foundation, since 1985. Mr. Sawyer graduated from the University of California at Santa Cruz where he earned a Bachelor of Arts degree in 1972, and graduated from Northwestern School of Law of Lewis & Clark College where he earned his Juris Doctor degree in 1975.

Mr. Sawyer’s extensive knowledge of California real estate, land use, environmental and water laws provides our Board with an important perspective in these areas and makes him particularly well-suited to serve as a director.

Alan M. Teague.  Mr. Teague has served as a director of the Company since 1990. Mr. Teague has been the chairman of the Board of the Company since 2004, and was previously chairman of the Board of the Company from 1988 to 1996. He is currently president of California Orchard Co. Mr. Teague was employed by Teague-McKevett Company and the McKevett Corporation since 1961, holding various positions, and president of both firms since 1984 until the merger with the Company in 1995. Mr. Teague has been active in many political and civic organizations including the Santa Paula City Council from 1966 to 1974, and Mayor of the City of Santa Paula from 1970 to 1974. He is the founding chairman of Santa Clara Valley Agriculture Development Corp., Ventura County Community Foundation and Santa Paula Community Fund. Mr. Teague was formerly the president of Rancheros Visitadores, and former chairman of Ventura County Medical Resource Foundation. He is currently a director of Ventura County Fruit Exchange and Salinas Land Company, and trustee of the Limoneira Foundation. Mr. Teague attended the University of Arizona where he studied business administration.

Mr. Teague’s vast understanding of the role and strategic priorities of the Board, as well as our business, history and organization, and his many experiences as an executive and Board member of various companies provides our Board with the leadership experience needed to transition the Company from a private to a public company. Mr. Teague’s extensive political and civic experiences in the Santa Paula community, position him well to serve as our chairman of the Board.

The election of directors is by plurality vote of holders present in person or by proxy at the Annual Meeting and entitled to vote thereon, with the three nominees receiving the highest vote totals to be elected as directors.

Directors Not Up for Re-Election

The following paragraphs describe the business experience and education of our Class I and II directors (not standing for re-election).

John W. Blanchard.  Mr. Blanchard has served as a director of the Company since 1990. Mr. Blanchard retired in 2009 as the president and chief executive officer of Santa Paula Chamber of Commerce, which position he had held since 2007. Prior to that, he was employed as a realtor at Prudential California Realty in Camarillo, California from 2002 to 2007. Mr. Blanchard is also a director of Ventura County Fruit Exchange and is a trustee of the Limoneira Foundation. He also serves on the boards of directors of the Santa Paula Art Museum and the Santa Paula Historical Society. Mr. Blanchard attended Stanford University and graduated from the University of Southern California, where he earned his Bachelor of Arts degree in finance, and his Master of Business Administration degree.

Mr. Blanchard’s extensive experience in, and knowledge of, the Santa Paula community provides our Board with an important perspective in the areas of community relations and responsible use of the Company’s land and water resources.

Lecil E. Cole.  Mr. Cole has served as a director of the Company since 2006. Mr. Cole is currently chairman of the board of directors, chief executive officer and president of Calavo Growers, Inc., a NASDAQ listed company. He has held that position since February 1999. Mr. Cole has also been the president of Hawaiian Sweet Inc. since 1996. Prior to that, Mr. Cole was an executive of Safeway Stores from 1986 to 1996. Mr. Cole farms a total of 4,430 acres in California and Hawaii on which avocados, papayas and cattle are produced and raised.

As president and chief executive officer of Calavo Growers, Inc., which packs, markets and sells all of our avocado production, Mr. Cole brings to our Board an intimate understanding of our industry, and provides our Board with valuable insight on the governance practices of public companies.

Harold S. Edwards.  Mr. Edwards has served as a director of the Company since 2009. Mr. Edwards has been the President and Chief Executive Officer of the Company since November 2003. Previously, Mr. Edwards was the president of Puritan Medical Products, a division of Airgas Inc. Prior to that, Mr. Edwards held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International and the Ralston Purina Company. Mr. Edwards is currently a member of the board of directors of Compass Group Diversified Holdings LLC, a NASDAQ listed company and Calavo Growers, Inc., also a NASDAQ listed company. Mr. Edwards is a graduate of Lewis and Clark College and The Thunderbird School of Global Management where he earned a Masters of Business Administration.

As the President and Chief Executive Officer of the Company, Mr. Edwards brings to our Board an intimate understanding of our business and operations. Mr. Edwards provides our Board with Company-specific experience and expertise, in addition to his substantial experience as a chief executive officer and senior executive across a variety of industries.

Gordon E. Kimball.  Mr. Kimball has served as a director of the Company since 1995. Mr. Kimball has been president of Kimball Engineering, Inc., which provides race car design and production services, since 1994. He is also managing partner of Kimball Ranches, a 110 acre avocado ranch near Santa Paula, California. Prior to that, Mr. Kimball designed Formula One race cars in England and Italy for McLaren International, Ferrari and Benetton Racing, from 1984 to 1992. Prior to that, he designed Indianapolis race cars for Parnelli Jones, Chaparral and Patrick Racing teams, from 1976 to 1983. Mr. Kimball is a director of Rincon Investment Company. Mr. Kimball graduated from Stanford University where he earned his Bachelor of Science and Master of Science degrees in mechanical engineering.

Mr. Kimball’s experience as an entrepreneur and producer of avocados provides our Board with focused and insightful operational experience and leadership.

John W.H. Merriman.  Mr. Merriman has served as a director of the Company since 1991. Mr. Merriman currently serves as an SAS consultant at Wells Fargo Bank Risk Management, San Francisco, manager of Blanchard Equity, LLC., and president of Spyglass Ridge Association. Mr. Merriman served as an SAS consultant for Macys.com from 2006 to 2009 and Wells Fargo Bank Risk Management from 1996 to 2005 and from 2009 to 2010. Mr. Merriman is a Vietnam War Veteran where he served in the United States Marine Corps as an IBM systems programmer. Mr. Merriman graduated from Computer Science School, Quantico, Virginia, in 1973. He majored in viticulture at Santa Rosa Junior College in 1978, and studied enology at Edmeades Vineyards in 1979.

With forty combined years of corporate management and oversight experience in the positions discussed above, Mr. Merriman brings to our Board a deep understanding of our culture, compensation policies and practices, and our industry and provides valuable leadership and insight in such areas.

Ronald Michaelis.  Mr. Michaelis has served as a director of the Company since 1997. Mr. Michaelis farmed for 40 years, and managed the family citrus properties for the last 20 years, growing from 20 to 1,500 acres. He owned and managed Michaelis Citrus Nursery, Inc., growing up to 300,000 trees annually. Mr. Michaelis’ past positions included director and president of Tulare County Lemon Association and Tulare County Fruit Exchange, director of Grand View Heights Association, Tulare-Kern County Citrus Exchange, Tulare County Farm Bureau and president of Tulare County Farm Bureau, president of Ronald Michaelis Ranches, Inc., Martin Michaelis Groves, Inc. and Michaelis Citrus Nursery, Inc., director and vice president of Teapot Dome Water district, and director and president of Strathmore Packing House. Mr. Michaelis currently is a director of Ventura County Fruit Exchange, and trustee of the Limoneira Foundation. He is also active on many boards at Grand Avenue United Methodist Church. Mr. Michaelis attended Porterville College and California State Polytechnic University Pomona majoring in fruit production.

Mr. Michaelis brings to our Board an extensive knowledge of the citrus industry and, through his multiple leadership roles as an executive and director of various farming companies, provides our Board with a deep understanding and better appreciation of the day to day operational complexities that confront the Company and its management.

Keith W. Renken.  Mr. Renken has served as a director of the Company since 2009. Mr. Renken retired in 1992 as a Senior Partner and Chairman, Executive Committee of Southern California, for the public accounting firm of Deloitte & Touche, LLP. From 1992 through 1996 he was an adjunct professor (executive in residence) in the Marshall School of Business at the University of Southern California. He serves as a director of the boards of two public companies, East West Bancorp, Inc. since 2000 and the Willdan Group

Inc. since 2006. Previously, Mr. Renken served as a director of 21st Century Insurance Group. Since 1992, Mr. Renken has served on the board of directors for nine public companies, including as an audit committee member for five such companies. Mr. Renken is a Certified Public Accountant in the states of Arizona (inactive) and California (inactive). He received a Bachelor of Science in Business Administration in 1957 from the University of Arizona and a Master of Science degree in Business Administration from the University of Arizona in 1959.

Mr. Renken’s experience in a leadership role with Deloitte & Touche, LLP providing audit and advisory services to a number of significant companies, and his experience on boards of other public companies provides our Board with substantial knowledge of complex accounting and reporting issues, SEC periodic reporting requirements and corporate transactions.

Recommendation of the Board

Our Board recommends that you vote FOR the re-election of Messrs. Pinkerton, Teague and Sawyer to our Board as Class III directors for a term ending at our 2014 Annual Meeting.

DIRECTOR COMPENSATION

Our non-management director compensation program uses a combination of cash and equity-based compensation to attract and retain non-employee directors and to compensate such directors for their service on the Board. The non-employee director compensation program provides: (a) annual cash retainers of $20,000 to each director and (b) an additional annual retainer of $30,000 to the Company’s Chairman. The retainers are paid in January of each year. Each member of the Company’s various committees also receives a fee of $600 for each committee meeting attended. Directors (including the Chairman) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for any expenses reasonably incurred in their capacity as directors. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company in accordance with the policies of the Company as in effect from time to time.

Non-management directors, including the Chairman, also receive, in January of each year, $20,000 of equity compensation. The non-management directors receive the number of shares of stock that can be purchased with $20,000, as applicable, at the market price on the date of grant.

The following table provides compensation paid or accrued by us to our directors in fiscal year 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
John W. Blanchard	$24,800	$20,000	$44,800
Lecil E. Cole	$24,200	$20,000	$44,200
Gordon E. Kimball	$24,200	$20,000	$44,200
John W.H. Merriman	$24,200	$20,000	$44,200
Keith W. Renken	$22,400	$20,000	$44,400
Ronald Michaelis	$24,400	$20,000	$44,400
Allan M. Pinkerton	$24,800	$20,000	$44,800
Robert M. Sawyer	$24,400	$20,000	$44,400
Alan M. Teague	$50,000	$20,000	$70,000

CORPORATE GOVERNANCE

Code of Ethics

Our Board has adopted a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. Our code of ethics is available on our website at www.limoneira.com and in print from us without charge upon request by writing to Investor Relations at Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060.

Board Leadership Structure and Role of Risk Oversight

Generally

The leadership structure of the Board is centered around the concept of an appropriate balance between management and the Board. The Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. The Board believes that presently it is in the best interests of the Company that the executive officer positions of Chairman and Chief Executive Officer are separate. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading the day to day operations of the Company while the Chairman can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance, community relations and stockholder issues. To encourage open discussion and communication among the directors, executive sessions of non-management directors are held as necessary.

Our Board also has three key committees: the audit and finance committee, chaired by Keith W. Renken; the compensation committee, chaired by John W.H. Merriman; and the nominating and corporate governance committee, chaired by Robert M. Sawyer. Each of these committees plays an important role in the governance and leadership of our Board and each is chaired by an independent director. For additional information regarding these committees, please see “Board of Directors, Executive Officers and Committees — Board Meetings and Committees” and for biographies of the chairmen of each of the committees, please see “Proposal 1 — Election of Directors.”

Risk Oversight

The Board has delegated certain duties with respect to risk oversight for the Company to the audit and finance committee. One of the audit and finance committee’s purposes under its charter is to evaluate enterprise risk issues. In furtherance of such purpose, the audit and finance committee charter specifically requires the committee to discuss with management, the internal auditor or internal audit service provider, as the case may be, and the independent accountant the Company’s major risk exposures (whether financial, operational or both) and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The audit and finance committee reports back to the full Board with respect to its assessments.

Certain Relationships and Related Transactions and Director Independence

Policy for Approval of Related Person Transactions

Any transaction required to be disclosed pursuant to Item 404 of Regulation S-K, which we refer to as related party transactions, must be reviewed and approved for potential conflict of interest by our audit and finance committee, which is comprised entirely of independent directors. The Company may not enter into or engage in any related party transaction with a related party without such approval. Details of related party transactions will be publicly disclosed as required by applicable law.

Contractual Arrangements with Related Parties

Calavo Growers, Inc. Office Lease.  Since 2007, we have leased office space to Calavo and have received annual rental income from Calavo in the amount of $0.22 million for each of 2010, 2009 and 2008. Calavo is the beneficial owner of approximately 15.4% of our issued and outstanding common stock and is an affiliate of our director Lecil E. Cole.

Calavo Growers, Inc. Marketing Agreement.  We market our avocados through Calavo, which owns approximately 15.4% of our outstanding common stock and is an affiliate of our director Lecil E. Cole, pursuant to a marketing agreement. During the fiscal year ended October 31, 2010, Calavo paid us approximately $11.5 million with respect to avocados we marketed through Calavo.

Investment in Charlie Kimball Racing.  Since 2007, we have made three investments of $100,000, for a total of $300,000, in Charlie Kimball Racing. Charlie Kimball is a Formula One car driver and the son of Gordon Kimball, one of our directors. Pursuant to the terms of the investments, each investment is to be used by Charlie Kimball to further his career goal of becoming a Formula One driver and winning the Formula One World Championship. The terms of the investments provide that each $100,000 investment will be repaid upon the first to occur of any of the following: (a) Charlie Kimball enters university as a full time student, which we refer to as the student trigger; (b) Charlie Kimball reaches the position of a full time salaried driver in the Formula One World Championship, which we refer to as the F1 trigger; or (c) we exercise the option to have our investment repaid, which we refer to as the investor trigger. For each $100,000 investment, we will be repaid the following amounts: (x) in the event of the student trigger, we will be repaid the amount of our investment; (y) in the event of the F1 trigger, we will be repaid twice our investment in three equal annual installments beginning 120 days following the day the F1 trigger occurs; and (z) in the event of the investor trigger, we will be repaid the amount of our investment within one year after the investor trigger is exercised with an additional $25,000 payment if Charlie Kimball is a professional (salaried) racing driver on the day the investor trigger is exercised. During August of 2010, we exercised the investor trigger on $200,000 of our investment and,as such, repayment is due to the Company in August 2011. During January 2011, we exercised the investor trigger on the remaining $100,000 of our investment and, as such, repayment is due to the Company in January 2012.

Construction Services Performed by Teague Construction.  We have periodically enlisted the services of Charles Teague, the owner of Teague Construction, to restore buildings located on our property. Charles Teague is the brother of Alex Teague, the Company’s senior vice president and son of Alan Teague, the Chairman of the Board. During the fiscal year ended October 31, 2010, Teague Construction provided services of $457,000 for such restoration work.

Director Independence

Our common stock is currently listed on the NASDAQ Global Market under the ticker symbol “LMNR.” The Rules of NASDAQ require that a majority of our Board be independent. Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, our Board has determined that the following directors are “independent directors” within the meaning of NASDAQ Stock Market Marketplace Rule 4200(a)(15): John W. Blanchard, Gordon E. Kimball, John W. H. Merriman, Ronald L. Michaelis, Allan M. Pinkerton, Keith W. Renken and Robert M. Sawyer. Each director who is a member of the compensation, nominating and corporate governance and audit and finance committees is an independent director.

Stockholder Communications with our Board

The Company has established a process for stockholders to send communications to the Board. Such information appears in the Investor Relations section of our website, www.limoneira.com, under the headings entitled “Corporate Governance” and “Contact the Board.”

Executive Sessions of our Board

Our non-management directors meet without management directors as necessary or when deemed appropriate. Mr. Teague presided, and continues to preside, over sessions of the non-management directors. The independent directors also meet in executive session as necessary or when deemed appropriate.

Nominations of Directors and Diversity

Nominations of Directors

As provided in its charter, available on our website at www.limoneira.com, the nominating and corporate governance committee will identify and recommend to the Board director nominees for election or re-election.

In addition, the committee may review candidates for the Board recommended by executive search firms, the Company’s management and other members of the Board who are not members of the committee, as well as candidates recommended by stockholders, in accordance with the following criteria and as discussed in “Stockholder Nominations of Directors” below.

The nominating and corporate governance committee, in making its recommendations regarding Board nominees, regardless of whether the Board, management or a stockholder nominated such nominee, may consider some or all of the following factors:

•	the candidate’s judgment, skill, and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;
•	the interplay of the candidate’s experience with the experience of other Board members;
•	the extent to which the candidate would be a valuable addition to the Board and any committees thereof;
•	whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Company’s management; and
•	the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills, and knowledge of the industries in which the Company operates.

In recommending candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the Board to have a majority of directors that are independent under the requirements of NASDAQ and other applicable laws.

In addition, the nominating and corporate governance committee will recommend candidates for election as directors based on the following criteria and qualifications:

•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.
•	Commitment to our Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation and shall be in agreement with our values as embodied in our code of ethics.
•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of our Company.
•	Complementary Attributes. Such person shall have skills and talents which would be a valuable addition to the Board and any committees thereof and that shall complement the skills and talents of our existing directors.
•	Reputation and Integrity. Such person shall be of high repute and integrity.

The nominating and corporate governance committee seeks and recommends candidates for election or re-election with differences of viewpoint, professional experience, education, skill and other individual qualities. The nominating and corporate governance committee charter provides that the committee endeavor to solicit as director candidates individuals possessing skills and talents which would complement the skills and talents of the Company’s existing directors. In addition, before recommending that the Board nominate each new director candidate or re-nominate each incumbent director, the nominating and corporate governance committee assesses each individual’s contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions and the Company’s changing needs.

Diversity

Although the Board does not have a formal policy regarding Board diversity, the nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee will assess the effectiveness of this approach as part of its review of the Board’s composition as well as in the course of the Board’s and nominating and corporate governance committee’s self-evaluation.

Stockholder Nominations of Directors

To make a director nomination, a stockholder must give written notice to our Secretary at our principal executive office at 1141 Cummings Road, Santa Paula, California 93060. In order for a notice to be timely, it must be delivered to our Secretary at the principal executive office not earlier than the November 15 immediately preceding such annual meeting nor later than the close of business on the 90th day immediately preceding the scheduled date of such Annual Meeting.

When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

In addition to any other requirements, for a stockholder to properly bring a nomination for director before either an annual or special meeting, the stockholder must be entitled to vote at the meeting.

The stockholder submitting the recommendation must submit:

•	the stockholder’s name and address as they appear on the share register of the Company; and
•	the class, series and number of shares of stock which are owned beneficially and of record by such stockholder.

In addition, any such notice from a stockholder recommending a director nominee must include the following information:

•	the candidate’s name, age, business address and residence address;
•	the candidate’s principal occupation or employment;
•	the number of shares of stock that are beneficially owned by the candidate;
•	a written consent from the candidate to being named in the proxy statement as a nominee and to serving as director, if elected; and
•	any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Exchange Act.

We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, other Company policies and guidelines, and the current needs of the Board. The presiding officer at the Annual Meeting, in his or her sole discretion, has the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND COMMITTEES

Certain Information Regarding our Directors and Executive Officers

The name and age of each director, nominee and executive officer and the positions held by each of them as of the date of this proxy statement are as follows:

Name	Age	Class	Position
Harold S. Edwards	45	Class I	Director, President and Chief Executive Officer
Don P. Delmatoff	62	—	Former Vice President of Finance & Administration, Chief Financial Officer and Secretary
Joseph D. Rumley	51	—	Chief Financial Officer, Treasurer and Corporate Secretary
Alex M. Teague	47	—	Senior Vice President
Peter Dinkler	66	—	Vice President of Lemon Packing
John W. Blanchard	67	Class I	Vice Chairman, Director
Lecil E. Cole	71	Class II	Director
Gordon E. Kimball	58	Class II	Director
John W. H. Merriman	58	Class I	Director
Ronald Michaelis	72	Class I	Director
Allan M. Pinkerton	67	Class III	Director
Keith W. Renken	76	Class II	Director
Robert M. Sawyer	61	Class III	Vice Chairman, Director
Alan M. Teague	73	Class III	Chairman, Director

Executive Officers who are not Directors

Joseph D. Rumley.  Mr. Rumley has served as the Chief Financial Officer, Secretary, and Treasurer since June 15, 2010. From 2005 to 2008, Mr. Rumley was an audit partner at Grant Thornton, LLP and from 2008 to 2010, he was an audit partner at McGladrey & Pullen, LLP. Mr. Rumley also served as Audit Director at Deloitte & Touche, LLP from 1996 to 2005 where he served public and private companies in Deloitte’s Consumer Business Practice and Enterprise Risk Services. Through these roles, Mr. Rumley planned, conducted, and managed financial and information system audit engagements of privately and publicly owned companies. Mr. Rumley received a Bachelor of Science in Accounting from California State University Northridge and a Master of Business Administration from Pepperdine University. He is a California Certified Public Accountant.

Alex M. Teague.  Mr. Teague has served as Senior Vice President of the Company since 2004. Mr. Teague previously served the Company as Vice President of Agribusiness, from 2004 to 2005. Mr. Teague is currently a member of the board of directors of Ventura County Workforce Investment Board, Farm Worker Housing, Salinas Land Company and California Orchard Company. Mr. Teague is a graduate of University of Pacific, where he earned a Bachelor of Science degree in Administration.

Don P. Delmatoff.  Mr. Delmatoff has served as Director of Compliance and Special Projects since June 2010. Mr. Delmatoff previously served as Vice President of Finance & Administration, Chief Financial Officer and Secretary of the Company from 2004 until June 2010 and as Corporate Controller, from 2000 to 2004. Mr. Delmatoff is a graduate of California State University at Long Beach, where he earned a Bachelor of Science degree in Accounting.

Peter Dinkler.  Mr. Dinkler has served as Vice President, Lemon Packing since 1983. Mr. Dinkler is a graduate of California State University, Pomona, where he earned a Bachelor of Science degree in Agriculture and the UCLA Graduate School of Management. Mr. Dinkler is also a graduate of the two year California Agricultural Leadership Program.

Alex Teague is the son of Alan Teague.  Otherwise, there is no lineal family relationship between any other officer or director of the Company.

Board Meetings and Committees

Our Board met eleven times in total in fiscal year 2010. All independent directors attended at least 75% of the combined Board and committee meetings on which they served in fiscal year 2010. It is our policy that all members of the Board should endeavor to attend annual meetings of stockholders, and all of our directors were in attendance at our 2010 Annual Meeting.

Our Bylaws give our Board the authority to delegate its powers to committees appointed by the Board. All of the members of our audit and finance, compensation and nominating and corporate governance committees are composed solely of independent directors. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our Bylaws and the terms of the respective committee charters. We currently have standing an audit and finance committee, compensation committee and nominating and corporate governance committee. Each of the audit and finance committee, compensation committee and nominating and corporate governance committee may not delegate any of its authority to subcommittees, unless otherwise authorized by the Board. Additionally, the Board has an executive committee, agribusiness marketing committee, farming advisory committee, real estate committee and water committee. Copies of the charters for each of the audit and finance committee, compensation committee and nominating and corporate governance committee are available on our website at www.limoneira.com, and in print from us without charge upon request by writing to Investor Relations at our principal executive offices at 1141 Cummings Road, Santa Paula, California 93060. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company makes with the Securities Exchange Commission, which we refer to as the SEC.

Audit and Finance Committee.  The audit and finance committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ listing rules and Rule 10A-3 of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and includes at least one “audit committee financial expert,” as required by applicable SEC regulations.

The audit and finance committee is responsible for, among other things, retaining and overseeing our independent accountants; assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; reviewing and approving the plan and scope of the internal and external audit; pre-approving any audit and non-audit services provided by our independent auditors; and approving fees to be paid to our internal audit service providers. Additionally, the audit and finance committee is responsible for reviewing with the Chief Executive Officer and Chief Financial Officer and independent auditors the adequacy and effectiveness of our internal controls, preparing the Audit Committee Report to be filed with the SEC and reviewing and assessing annually the audit and finance committee’s performance and the adequacy of its charter. Messrs. Kimball, Blanchard, Pinkerton and Renken serve on our audit and finance committee, and the Board has determined that Mr. Renken qualifies as an “audit committee financial expert,” as defined by the SEC. The audit and finance committee met six (6) times during fiscal year 2010.

Compensation Committee.  The compensation committee is comprised entirely of independent directors who meet the independence requirements of NASDAQ. In accordance with the compensation committee charter, the members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. Under the compensation committee charter, the compensation committee is responsible for determining compensation policies for executive officers and independent directors. The compensation committee also oversees the Company’s cash and equity-based compensation plans and recommends terms and awards of stock compensation to the Board. Additionally, the compensation committee is responsible for reviewing organizational and staffing matters of the Company, reviewing and discussing the “Compensation Discussion and Analysis” disclosure with management and recommending its approval in the proxy statement, and granting the right for directors, officers and employees to receive indemnification, as applicable.

Neither the compensation committee nor management has engaged compensation consultants to provide advice with respect to the form or amount of director or executive compensation. Other than our investment in Charlie Kimball Racing as described in “Certain Relationships and Related Transactions, and Director Independence — Contractual Arrangements with Related Parties,” no member of the compensation committee has had any relationship with the Company requiring the disclosure under Item 404 of Regulation S-K under the Exchange Act. Messrs. Michaelis, Merriman, Sawyer and Renken serve on our compensation committee. The compensation committee met three (3) times during fiscal year 2010.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is comprised entirely of independent directors who meet the independence requirements of NASDAQ. The nominating and corporate governance committee is responsible for, among other things, recommending the number of directors to comprise the Board; identifying and evaluating individuals, or incumbent directors, qualified to become or remain members of the Board; recommending to the Board director nominees for each annual meeting of stockholders; recommending to the Board the candidates for filling vacancies that may occur; and reviewing independent director compensation and Board processes, self-evaluations and policies. Additionally, the nominating and corporate governance committee oversees compliance with the code of ethics and monitors developments in the law and in corporate governance.

Messrs. Sawyer, Blanchard, and Pinkerton serve on our nominating and corporate governance committee. The nominating and corporate governance committee met one (1) time during fiscal year 2010.

Compensation Committee Interlocks and Insider Participation

Messrs. Michaelis, Merriman, Sawyer and Renken serve on our compensation committee. None of the members of our compensation committee are, or have been, an employee or officer of the Company. During fiscal year 2010, no member of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer serving as a member of our Board or compensation committee.

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis should be read in conjunction with the “Summary Compensation Table” and related tables that are presented elsewhere in this proxy statement.

Executive Summary

Compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables the Company to achieve its strategic goals. The compensation committee believes that the total compensation package for each of the Named Executive Officers is competitive with the market, thereby allowing us to retain executive talent capable of leveraging the skills of our employees and our unique assets in order to increase stockholder value.

In connection with becoming a public company, we adopted the Limoneira Company 2010 Omnibus Incentive Plan, which we refer to as the 2010 Omnibus Incentive Plan, pursuant to which we intend to award cash- and equity-based incentive compensation with respect to fiscal years following 2010. For fiscal year 2010, cash-based awards were granted pursuant to our Management Incentive Plan and equity-based awards were granted pursuant to our Stock Grant Performance Bonus Plan, both of which we adopted before we became a public company.

The Company’s “Named Executive Officers” refers to those executive officers identified in the “Summary Compensation Table” below. Our Named Executive Officers for fiscal year 2010 were: Harold Edwards, President and Chief Executive Officer; Joseph Rumley, Chief Financial Officer, Treasurer and Corporate Secretary; Don Delmatoff, former Vice President of Finance & Administration, Chief Financial Officer and Secretary; Alex Teague, Senior Vice President; and Peter Dinkler, Vice President of Lemon Packing.

Our executive compensation program is designed to attract and retain individuals with the skills required to enable the Company to achieve its strategic goals. The program seeks to remain competitive with the market while also aligning the executive compensation program with stockholder interests through the following types of compensation: (i) base salary; (ii) annual cash-based incentive bonuses; (iii) annual equity-based incentive bonuses; and (iv) other compensation consisting of retirement and other benefits.

Key Executive Compensation Objectives

The compensation policies developed by the compensation committee are based on the philosophy that compensation should reflect both Company performance, financially and operationally, and the individual performance of the executive. The compensation committee’s objectives when setting compensation for our Named Executive Officers include:

•	Setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our industry.
•	Retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, and the long term incentives through our retirement plans and the vesting requirements of our equity-based incentive bonuses, encourage high-performing executives to remain with our Company.
•	Incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition. Our cash-based and equity-based incentive plans set Company specific and individual goals for executives to ensure the executives are compensated in accordance with Company performance.
•	Aligning executive and stockholder interests. The compensation committee believes that the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our Named Executive Officers with those of our stockholders.
•	Obtaining tax deductibility whenever appropriate. The compensation committee believes that tax-deductibility for the Company is generally a favorable feature for an executive compensation program, from the perspectives of both the Company and the stockholders. Our 2010 Omnibus

Incentive Plan has provisions relating to tax withholding and compliance with Section 409A of the Internal Revenue Code to ensure executives are obtaining favorable tax treatment.

Key Compensation Decisions and Developments for Fiscal Year 2010

•	Annual Performance Cash-Based Incentive Program. In order to align the compensation of Mr. Edwards, our President and Chief Executive Officer, with that of our other Named Executive Officers, in fiscal year 2010 Mr. Edwards participated in the Management Incentive Program. Previously, the compensation committee determined, at the end of each fiscal year, whether to award Mr. Edwards an annual discretionary cash-based incentive bonus for performance in such fiscal year.
•	Base Pay. During fiscal year 2010, the Senior Vice President received a 10% increase in base pay and effective November 1, 2010, the Chief Executive Officer received a 6% increase in base pay. No other increases in base pay occurred with respect to Named Executive Officers.
•	Cash-Based Incentive Compensation. Cash-based incentive compensation bonuses were not granted to our Named Executive Officers for fiscal year 2010, except for our Vice President of Lemon Packing who was granted a $19,380 cash bonus, which is equal to 17.5% of his base salary.
•	Equity-Based Incentive Compensation. The fiscal year 2010 target incentive payouts for all Named Executive Officers, including the Chief Executive Officer, but excluding the Vice President of Lemon Packing, which is 25%, were 133% of pre-tax base salary. Based on the Company’s performance in fiscal year 2010 compared to the performance goals established at the beginning of the fiscal year, the compensation committee approved incentive compensation payouts. The target incentive payouts for all Named Executive Officers, including the Chief Executive Officer, were 133% of pre-tax base salary. Equity-based incentives were not awarded in fiscal year 2010 for fiscal year 2009 performance. Based on the Company’s performance in fiscal year 2010 compared to established performance goals, during the first quarter of fiscal year 2011 the compensation committee approved equity-based incentive compensation of 133% for the Chief Executive Officer, Chief Financial Officer, the Former Vice President of Finance & Administration, Chief Financial Officer and Secretary and the Senior Vice President and 25% for the Vice President of Lemon Packing. The Chief Financial Officer’s award was prorated based on his June 15, 2010 employment date.

General Objectives of the Compensation Program

The compensation program for our Named Executive Officers is designed to align management’s incentives with the interests of our stockholders and to be competitive with comparable employers. Our compensation philosophy recognizes the value of rewarding our Named Executive Officers for their past performance and motivating them to continue to excel in the future. The compensation committee has developed and maintains a compensation program that rewards superior performance of both the Company and of each individual executive, and seeks to encourage actions that drive our business strategy. Our compensation strategy is to provide a competitive opportunity for senior executives taking into account their total compensation packages, which include a combination of base salary, an annual cash-based incentive bonus, an annual equity-based incentive bonus and certain perquisites. At the Named Executive Officer level, our incentive compensation arrangements are designed to reward the achievement of year-to-year operating performance goals.

Oversight of Executive Compensation

The Role of the Compensation Committee in Setting Compensation.  During fiscal year 2010, our compensation committee had the authority to determine our compensation philosophy and our Board had the primary authority to determine the compensation for our executive officers. Our President and Chief Executive Officer’s total compensation was recommended by the compensation committee and approved by our Board. According to the compensation committee charter, the compensation committee will have the authority to determine the compensation of our executive officers in light of individual and corporate achievements. During the first quarter of each fiscal year, the compensation committee establishes performance goals for non-equity and equity-based incentive compensation for each of the Named Executive Officers and, at the end of that fiscal year, determines the level of attainment of those established goals.

The Role of Executives in Setting Compensation.  Compensation recommendations regarding our executive officers (other than our President and Chief Executive Officer) are provided to the Board by our President and Chief Executive Officer and approved by the Board. Each Named Executive Officer and other senior executive management team members participate in an annual performance review with our President and Chief Executive Officer to provide input about his or her contributions to our success for the period being assessed.

Benchmarking

When making compensation-related decisions, the compensation committee believes it is important to be informed as to the current practices of other companies in our industry and to set compensation levels for our executive officers that are sufficiently competitive with such companies. As a result, in determining compensation levels for our executive officers and for purposes of determining any potential payments to our executive officers under our annual cash-based and equity-based incentive bonus programs, the compensation committee annually reviews and compares available salary and incentive bonus information of other companies. As a part of such review and comparison, the compensation committee uses internally prepared surveys and other publicly and privately available information to compare each component of the Company’s compensation program to the compensation paid to equivalent executive officers at such companies, with a goal of setting sufficiently competitive compensation levels for each of our executive officers. The compensation of the following companies was reviewed and compared by the compensation committee:

•	Calavo Growers, Inc.;
•	Newhall Land and Farming Company;
•	J.G. Boswell Company;
•	Tejon Ranch; and
•	Chiquita Brands, LLC.

Elements of Compensation

The material elements of the compensation program for our Named Executive Officers include: (i) base salary; (ii) annual cash-based incentive bonuses; (iii) annual equity-based incentive bonuses; and (iv) other compensation consisting of retirement and other benefits.

Base Salaries.  We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our Named Executive Officers are determined by the compensation committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; the competitiveness of the market for the executive’s services; and the recommendations of our President and Chief Executive Officer.

Consistent with these objectives and this strategy, but recognizing that the Company would, in each of its agriculture, rental operations and real estate development business segments, continue to be operating in a very challenging economic environment during fiscal year 2010, the compensation committee approved a 10% base salary increase for the Senior Vice President and effective November 1, 2010, the Chief Executive Officer was awarded a 6% increase. The compensation committee believes that the base salary of each of the Named Executive Officers is, particularly in light of each of their total compensation packages, competitive with the market.

Annual Performance Cash-Based Incentive Bonuses.  Our practice is to award annual cash-based incentive bonuses based upon the achievement of performance objectives established by the compensation committee at the beginning of each year. The President and Chief Executive Officer and the other Named Executive Officers recommend to the compensation committee performance objectives that, in their respective opinions, will best move the Company forward and achieve the Company’s short-term and long-term strategic goals and maximize stockholder value.

Per the terms of the Management Incentive Plan, each of our Named Executive Officers is eligible to receive an annual cash-based incentive bonus in an amount up to a target percentage of his base salary based on the achievement of both pre-determined operating results and individual goals, subject to the negative discretion of our compensation committee. The target percentage is based on a graduated scale beginning at 5% of a participant’s annual salary. Sixty percent of the annual cash-based incentive bonus is based upon the achievement of pre-determined operating results and 40% is based upon the achievement of individual goals recommended by the President and Chief Executive Officer and approved by our compensation committee.

Any bonuses earned under the program in respect of a fiscal year are paid in the following fiscal year. For fiscal year 2010, our Named Executive Officers were eligible to receive a cash-based incentive bonus in an amount up to 5% of their respective base salaries if the Company achieved pre-tax earnings of at least $3 million and their respective individual goals were achieved. The maximum amount of the cash-based incentive bonus for fiscal year 2010 increased by 2.5% for each additional increment of pre-tax earnings over $3 million, with each of our Named Executive Officers each being eligible to receive a cash bonus in an amount up to 100% of their respective base salaries if the Company achieved pre-tax earnings equal to $12.5 million and their respective individual goals were achieved. Based on our overall financial performance in fiscal year 2010, our compensation committee did not award a cash bonus to any of our Named Executive Officers for fiscal year 2010, except for the Vice-President of Lemon Packing, who was granted a 17.5% cash bonus.

Annual Performance Equity-Based Incentive Bonuses.  It is our objective to have a substantial portion of each Named Executive Officer’s compensation contingent upon overall corporate and segment performance as well as upon his own level of performance and contribution towards such corporate performance. Our compensation committee believes that equity-based annual incentives for the achievement of defined objectives create value for the Company and aligns the executive’s compensation with the interests of our stockholders. Per the terms of the Stock Grant Performance Bonus Plan, the compensation committee established overall corporate goals with a view towards establishing such goals that are challenging to achieve, and, at the end of the applicable fiscal year, determines the level of attainment of those established goals and the contribution of each executive towards achieving them. Each of Messrs. Edwards, Teague, Rumley and Delmatoff are eligible to receive a number of shares of our common stock not to exceed an aggregate fair market value of 133% of their then current base salary and Mr. Dinkler is eligible to receive a number of shares of our common stock not to exceed an aggregate fair market value of 25% of his then current base salary if we achieve pre-tax earnings and cash provided from operations greater than 110% of the average for the preceding four years. Seventy percent of the equity-based incentive bonus is based upon increasing our pre-tax earnings to an amount greater than 110% of the average for the preceding four years and 30% is based upon increasing cash provided from operations to an amount greater than 110% of the average for the preceding four years. In the event that such overall corporate performance goals are obtained, the compensation committee, in its sole discretion, may nevertheless determine not to grant such shares or grant a fewer number of shares depending upon the circumstances. The compensation committee granted equity-based compensation at the 133% and 25% levels noted above for the respective Named Executive Officers for fiscal 2010 performance.

Pursuant to a recommendation by the compensation committee and approval of the Board, in fiscal years 2008 and 2009 the Company made loans to each of Mr. Edwards, Mr. Teague and Mr. Delmatoff in amounts sufficient to enable them to pay their income tax liabilities associated with grants of stock pursuant to our equity-based incentive bonus program. The Company made three loans to each of Mr. Edwards, Mr. Teague and Mr. Delmatoff, each in connection with grants of stock for fiscal years 2007 and 2008, in an aggregate principal amount of approximately $796,070 to Mr. Edwards, approximately $446,873 to Mr. Teague, and approximately $341,495 to Mr. Delmatoff. Each loan was evidenced by a promissory note that bore interest at the mid-term Applicable Federal Rate then in effect and all principal and interest was due and payable 24 months from the date of the applicable promissory note. Each promissory note was secured by a number of shares of our common stock having a value equal to 120% of the amount of the applicable loan on the day it was made. In connection with our registration under the Securities Exchange Act of 1934, as amended, the compensation committee recommended to the Board, and the Board approved on December 15, 2009, the forgiveness of approximately $341,174 of principal and accrued interest on the loans made to Mr. Edwards, approximately $199,823 of principal and accrued interest on the loans made to Mr. Teague, and approximately $145,745 of principal and accrued interest on the loans made to Mr. Delmatoff. Additionally, each of Mr. Edwards, Mr. Teague and Mr. Delmatoff received a payment of approximately $299,528, $175,431, and $127,955, respectively, relating to their federal, state and payroll taxes attributable to such loan forgiveness.

The unpaid principal and accrued balance of each loan made to Messrs. Edwards, Teague and Delmatoff that was not forgiven was satisfied by the delivery of a number of shares of our common stock with a value equal to each applicable unpaid balance, based upon a fair market value of $150.98 per share. The amounts of the loan forgiveness were recorded by the Company as compensation expense in the first quarter of fiscal year 2010.

Retirement Plans.  The compensation committee believes that retirement programs are important to the Company as they contribute to the Company’s ability to be competitive with its peers and reward our executive officers based on long-term performance of the Company and, therefore, are an important piece of the overall compensation package for the Named Executive Officers. For most of our employees, including our Named Executive Officers, we provide a 401(k) plan; others are participants in our defined benefit pension plan.

Until June 2004, our employees and executive officers were eligible to participate in a traditional defined benefit pension plan that was maintained by the Company. Effective June 2004, plan participation and benefits payable under that plan were frozen and, since that time, no new participants have been added to that plan. The only Named Executive Officers who are participants in our defined benefit pension plan are Harold Edwards, Don Delmatoff and Peter Dinkler. At normal retirement age, Harold Edwards’s anticipated monthly payment under this plan would be $81, Don Delmatoff’s anticipated monthly payment under this plan would be $450 and Peter Dinkler’s anticipated monthly payment would be $4,450.

The Company sponsors a defined contribution retirement plan maintained under section 401(k) of the Internal Revenue Code. Under the terms of such plan, eligible employees may elect to defer, beginning after one month of employment, up to that amount of their annual earnings permitted to be deferred under the applicable provisions of the Internal Revenue Code. In addition to any deferral contributions made by our employees, the Company contributes to the account of each eligible employee with at least one year of qualifying service a matching contribution of up to 4% such employee’s annual compensation plus such employee’s allocable share of any discretionary employer profit-sharing contribution. Participant deferral contributions and employer matching contributions are 100% vested at the time of contribution, and employer discretionary profit-sharing contributions vest at a rate of 20% per year of service beginning after two years of service, becoming 100% vested upon completion of six years of service. During fiscal year 2010, there were no changes made to our defined contribution plan related to Company contributions, contribution limitations, vesting schedules or eligibility requirements.

Nonqualified Deferred Compensation.  None of our Named Executive Officers participate in or have account balances in nonqualified defined contribution or other deferred compensation plans maintained by the Company.

Change in Control Benefits.  None of our Named Executive Officers are covered by any plan or arrangement or have any agreement with us pursuant to which they would receive payments upon a change in control.

Separation or Severance Benefits.  None of our Named Executive Officers are covered by any plan or arrangement or have any agreement with us pursuant to which they would receive payments upon their separation of service or termination from employment with the Company.

Perquisites and Other Personal Benefits.  The compensation committee reviews annually the perquisites that Named Executive Officers receive. The primary personal benefits for our Named Executive Officers are health and welfare benefits, including, medical, dental, vision and life insurance, in which the Named Executive Officers participate on the same terms as other Company employees. In addition, Company vehicles are provided to the Named Executive Officers, as well as to other members of management.

Employment Agreements.  As of the end of our 2010 fiscal year, the Company was not party to any employment agreements with any of our Named Executive Officers.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Named Executive Officers for fiscal years 2010 and 2009. This table should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation $(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Harold Edwards, President and Chief Executive Officer(5)	2010	$450,000	$598,500	$—	$847	$696,995	$1,746,342
	2009	$449,423	$—	$—	$1,771	$19,928	$471,122
Joseph Rumley, Chief Financial Officer, Treasurer and Corporate Secretary	2010	$84,521	$113,117	$—	$—	$—	$197,638
	2009	$—	$—	$—	$—	$—	$—

Alex Teague, Senior Vice President	2010	$258,654	$365,750	$—	$—	$416,150	$1,040,554
	2009	$258,654	$—	$—	$—	$20,099	$278,753
Peter Dinkler, Vice President of Lemon Packing	2010	$110,742	$27,686	$19,380	$27,085	$11,297	$196,190
	2009	$110,742	$—	$—	$161,778	$9,607	$282,127

Don Delmatoff, former Vice President of Finance & Administration, Chief Financial Officer and Secretary	2010	$206,827	$285,950	$—	$7,799	$311,165	$811,741
	2009	$215,000	$—	$—	$15,756	$20,137	$250,893

(1)	The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC 718. The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC 718, Compensation — Stock Compensation. Shares earned in fiscal year 2010 were issued in fiscal year 2011 and vest one-third in fiscal year 2011, one-third in fiscal year 2012 and one-third in fiscal year 2013.
(2)	Amounts shown for fiscal year 2010 reflect cash-based incentive bonuses earned in respect of fiscal year 2010 but paid in fiscal year 2011.
(3)	The change in pension value is based upon the change in the present value of the accrued benefit from fiscal years 2009 to 2010. This change can be impacted by, among other things, changes in the assumptions used for the discount rate, long-term rate of return and mortality tables used.
(4)	All Other Compensation consists of, for each of our Named Executive Officers, loan forgiveness and related federal, state and other payroll taxes as discussed above under the heading “Executive Compensation — Elements of Compensation — Annual Performance Equity-based Incentive Bonuses,” mark-to-market valuation adjustments of the second one-third vesting of the December 24, 2008 stock award, profit sharing and matching contributions under our 401(k) plan and personal usage of company vehicles.
(5)	Mr. Edwards does not receive any additional compensation for being a director of the Company.

Grants of Plan-Based Awards in Fiscal Year 2010

The following table provides information about grants of equity and non-equity plan-based awards to the Named Executive Officers in the fiscal year ended October 31, 2010:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)(2)(3)	($)(4)
Harold Edwards		$22,500	90,000	450,000
	6/24/2008				21,074	598,500
Joseph Rumley		$4,067	16,269	81,346
	6/24/2008				3,983	113,117
Alex Teague		$12,933	51,731	258,654
	6/24/2008				12,879	365,750
Peter Dinkler		$5,537	22,148	110,742
	6/24/2008				975	27,686
Don Delmatoff		$10,341	41,365	206,827
	6/24/2008				10,069	285,950

(1)	These columns show the potential payments for each of our Named Executive Officers under the Management Incentive Plan with respect to fiscal year 2010 performance. Threshold, target and maximum represent 5%, 20% and 100% of the Named Executive Officers’ annual salary, respectively. No non-equity incentive plan awards were earned or paid in fiscal year 2010 to Named Executive Officers, except for Mr. Dinkler, who earned $19,380, which was paid in fiscal year 2011.
(2)	On January 7, 2011, with respect to fiscal year 2010 performance, we issued to our Named Executive Officers the number of restricted shares of our Common Stock under the Stock Grant Performance Bonus Plan reflected in this column. The grant date fair value per share was $28.40. No grants of equity incentive plan awards were made during fiscal year 2010. The restricted stock vests, ratably, one-third on the date of grant, one-third on the first anniversary of the date of grant and one-third on the second anniversary of the date of grant. Upon termination of employment of any Named Executive Officer, any unvested shares of such terminated officer on the date of his termination revert to the Company.
(3)	All such shares, whether vested or unvested, are considered issued and outstanding on the date of issuance, and our Named Executive Officers have voting rights with respect to, and receive any dividends on, such shares granted to them. Upon termination of employment, any dividends received by the terminated Named Executive Officer on unvested shares are for the benefit of, and are to be repaid by such Named Executive Officer, to the Company.
(4)	The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. As described on page 21 and 22 of the proxy statement, under “Elements of Compensation — Annual Performance Equity-Based Incentive Bonuses,” equity compensation is based on a percentage of the employee’s salary, which was 133% for all Named Executive Officers, except for Mr. Dinkler, for whom the percentage was 25% of his salary. The Company issued the number of shares of common stock equal to the relevant percentage of salary divided by the fair value of such stock on the issue date.

Outstanding Equity Awards at 2010 Fiscal Year End

The following table summarizes the total outstanding equity awards as of October 31, 2010 for each Named Executive Officer.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Harold Edwards(2)	15,940	$322,626
Joseph Rumley	—	$—
Alex Teague(4)	8,860	$179,326
Peter Dinkler(5)	730	$14,775
Don Delmatoff(3)	7,620	$154,229

(1)	Based on a fair market value of our Common Stock on October 31, 2010, the last day of our fiscal year 2010, of $20.24 per share.
(2)	On December 24, 2008, we granted to Mr. Edwards 4,784 shares of restricted stock, one-third of such shares vested on the date of grant and one-third vested on each of December 24, 2009 and 2010.
(3)	On December 24, 2008, we granted to Mr. Delmatoff 2,286 shares of restricted stock, one-third of such shares vested on the date of grant and one-third vested on each of December 24, 2009 and 2010.
(4)	On December 24, 2008, we granted to Mr. Teague 2,658 shares of restricted stock, one-third of such shares vested on the date of grant and one-third vested on each of December 24, 2009 and 2010.
(5)	On December 24, 2008, we granted to Mr. Dinkler 221 shares of restricted stock, one-third of such shares vested on the date of grant and one-third vested on each of December 24, 2009 and 2010.

Option Exercises and Stock Vested in Fiscal Year 2010

The following table sets forth information about the exercise of stock options and vesting of restricted stock held by our Named Executive Officers during 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Harold Edwards	15,940	$235,816
Joseph Rumley	—	$—
Alex Teague	8,860	$131,075
Peter Dinkler	740	$10,948
Don Delmatoff	7,620	$112,730

(1)	Based on a fair market value of our Common Stock on December 24, 2009, the date of vesting, of $14.794 per share.

Pension Benefits in Fiscal Year 2010

The Company’s defined benefit pension plan is a tax-qualified retirement plan that covers eligible employees of the Company. Effective in June 2004, participation in such plan was frozen so that anyone who was hired by the Company on or after June 2004 is ineligible to participate in such plan. Under the plan, age 65 is considered normal retirement age. Participating employees may retire with benefits as early as age 55 provided they then have at least five years of qualifying service. Normal retirement benefits for a participant are calculated based on such participant’s highest average pay over any five consecutive calendar years of employment. The maximum benefit is payable to employees who retire at age 65 with 30 or more years of service and is equal to 65% of such employee’s highest average pay less 60% of the applicable participant’s estimated annual Social Security benefit. For participating employees who retire at age 65 with less than 30 years of service, their retirement benefit is equal to such maximum benefit amount multiplied by a fraction, the numerator of which is total years of qualifying service and the denominator of which is 30. For participating employees who elect to retire prior to age 65, the benefits under the Company’s defined benefit pension plan that would otherwise be payable to them at age 65 are actuarially reduced to account for the longer period they are expected to be receiving payments.

Benefits are paid in the form of a life annuity, with married employees having the option to elect to receive benefit payments in the form of a 50% joint and survivor annuity. Additionally, participating retiring employees may elect a 10-year certain and life optional form of payment, a contingent annuity with a 10-year certain and life optional form of payment or a 100%, 75% or 50% joint and survivor optional form of payment naming someone other than his or her spouse as joint annuitant.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Harold Edwards	Limoneira Company Retirement Plan(2)	0.5	$4,142	$—
Don Delmatoff	Limoneira Company Retirement Plan(2)	4.33	$57,697	$—
Peter Dinkler	Limoneira Company Retirement Plan(2)	35.24	$668,045	$—

(1)	Liabilities shown in this column are computed using the projected unit credit method reflecting average salary and service as of the fiscal year end. The material assumptions used to determine these liabilities can be found in the fiscal year end FAS Disclosures Actuarial Valuation Report, except we assumed no pre-retirement decrements and that retirement occurs at the plan’s earliest unreduced retirement age.
(2)	The plan’s benefit formula is integrated with Social Security and is based on the participant’s years of service for the Company and “Final Average Compensation.” Compensation is limited to the applicable Internal Revenue Code section 401(a)(17) limit. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. Only employees hired before June 30, 2004 are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of 500 Hours of Service in the first 12 months of employment. Effective June 30, 2004, the plan was frozen. Additional Benefit Service cannot be earned after June 30, 2004. Early retirement age is the first day of any month after age 55, provided the participant has earned five years of vesting service at the time of retirement.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2011 Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s proxy statement.

Members of the Compensation Committee:

John W. H. Merriman, Chairman
Ronald L. Michaelis
Keith W. Renken
Robert M. Sawyer

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

The Board has recommended and asks that the stockholders of the Company ratify the selection of Ernst & Young, LLP as independent auditor for the Company for the fiscal year ending October 31, 2011.

Ernst & Young, LLP is a registered public accounting firm and was appointed by our audit and finance committee to audit the annual financial statements for the fiscal years ended October 31, 2010 and October 31, 2009. Based on its past performance during these audits, the audit and finance committee of the Board has selected Ernst & Young, LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for fiscal year2011. Information regarding Ernst & Young, LLP can be found at: www.ey.com.

If you do not ratify the selection of Ernst & Young, LLP, the Board will reconsider its selection of Ernst & Young, LLP and may, in its sole discretion, make a new proposal for independent auditor.

Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

The affirmative vote by holders of at least a majority of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal.

Fees

The chart below sets forth the total amount billed to us by Ernst & Young, LLP for services performed for fiscal years 2010 and 2009, respectively, and breaks down these amounts by category of service:

	2010	2009
Audit Fees(1)	$755,000	$292,000
Audit-Related Fees(2)	15,000	14,000
Tax Fees(3)	75,000	102,000
All Other Fees(4)	—	—
Total	$845,000	$408,000

(1)	“Audit Fees” are fees billed by Ernst & Young, LLP for professional services for the audit of our consolidated financial statements. In fiscal year 2010, audit fees also included fees for the review of financial statements included in our quarterly reports on Form 10-Q, and assistance with and review of the Form 10 and Form 10-K filed with the SEC.
(2)	“Audit-Related Fees” are fees billed by Ernst & Young, LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax fees” are fees billed by Ernst & Young, LLP for professional services rendered in connection with tax compliance, advice and planning.
(4)	“Other Fees” are fees billed by Ernst & Young, LLP for products and services other than those reported in Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval Policies and Procedures

The audit and finance committee has responsibility for conducting its appraisal and approval of audit and non-audit services. The audit and finance committee allows delegation to members of the committee to approve additional audit and non-audit services. The audit and finance committee or one of its members has pre-approved all of the services provided by Ernst & Young, LLP for fiscal year 2010. All other audit-related, tax and other fees may be approved by the audit and finance committee prospectively.

In making its recommendation to ratify the selection of Ernst & Young, LLP as independent auditor for the fiscal year ending October 31, 2011, the audit and finance committee has considered whether the services provided by Ernst & Young, LLP are compatible with maintaining the independence of Ernst & Young, LLP and has determined that such services do not interfere with Ernst & Young, LLP’s independence.

Recommendation of the Board

The Board recommends that you vote FOR the ratification of the selection of Ernst & Young, LLP to serve as independent auditor for the Company for the fiscal year ending October 31, 2011.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter to us and to our stockholders. Newly enacted legislation enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our strategic goals and success. Under our executive compensation program, our Named Executive Officers receive compensation that encourage both near-term and long-term growth and successes through compensation linked to performance standards aimed to increase stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our Named Executive Officers.

The compensation committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our stockholders;
•	providing competitive compensation to our Named Executive Officers;
•	rewarding Named Executive Officers for past performance and motivating them to excel in the future; and
•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs have been effective at motivating our Named Executive Officers to achieve superior performance and successes for us, aligning compensation with performance measures and stockholder interests and enabling us to attract, retain and motivate talented executive officers.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. Accordingly, we will ask our stockholders to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal Year 2010 Summary Compensation Table and the other related tables and disclosures by voting FOR the approval of our executive compensation program.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our Board. Our Board and our compensation committee value the opinions of our stockholders and will review and consider the outcome of this advisory vote when making future compensation decisions for our Named Executive Officers and will evaluate whether any actions are necessary to address the stockholders’ concerns.

Recommendation of the Board

The Board recommends that you vote FOR the approval of the compensation of our Named Executive Officers.

PROPOSAL 4: FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

Pursuant to recent legislation enacted by Congress, our stockholders may approve, on a non-binding, advisory basis, the frequency of which we should seek an advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the executive compensation disclosure rules of the SEC. Stockholders may choose to approve holding this advisory vote on the compensation of our Named Executive Officers annually, biennially or triennially. Accordingly, we are asking stockholders whether the advisory vote should occur every year, once every two years or once every three years.

After careful consideration of the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our Named Executive Officers to stockholders, our Board recommends submitting the advisory vote on executive compensation to stockholders annually.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, the annual advisory vote on the compensation of our Named Executive Officers will provide our Board and compensation committee with frequent input from stockholders on our compensation programs. Finally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and aligning management’s incentives with the interests of, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

For the reasons discussed above, the Board recommends that stockholders vote to hold an advisory vote on executive compensation at an annual meeting of stockholders every year. Stockholders should be aware that they are not voting “for” or “against” the Board’s recommendation to hold an annual advisory vote on executive compensation. Rather, stockholders will be casting votes to recommend an advisory vote on executive compensation ever year, once every two years or once every three years, or they may abstain entirely from voting. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, the outcome of this vote is advisory and non-binding on us or our Board in any way. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Nevertheless, our Board will review and consider the outcome of this vote when making determinations as to how frequently the advisory vote on executive compensation should be held.

Recommendation of the Board

The Board recommends that you vote FOR submitting the advisory vote on compensation of our Named Executive Officers to the stockholders every year.

AUDIT & FINANCE COMMITTEE REPORT

Our audit and finance committee is composed of four independent directors, all of whom are financially literate. In addition, the Board has determined that Mr. Renken, an independent director and the chairman of the audit and finance committee, qualifies as an “audit committee financial expert” as defined by the SEC. The audit and finance committee operates under a written charter, which reflects the NASDAQ listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the audit and finance committee charter is available on the Company’s website at www.limoneira.com.

The audit and finance committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence and performance and (4) the performance of our internal audit and control functions.

The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit and finance committee monitors and oversees these processes.

The audit and finance committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit and finance committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management and the auditor regarding financial reporting), or attestation services. In addition, the audit and finance committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit and finance committee’s charter also ensures that the independent auditor discusses with the audit and finance committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.

The audit and finance committee has reviewed and discussed with management and Ernst & Young, LLP, the Company’s independent auditor, the audited financial statements as of and for the year ended October 31, 2010. The audit and finance committee has also discussed with Ernst & Young, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the audit and finance committee has received from the independent auditor its written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young, LLP its independence from the Company and its management. The audit and finance committee also considered whether the non-audit services provided by Ernst & Young, LLP to us during fiscal year 2010 were compatible with its independence as auditor.

Based on these reviews and discussions, the audit and finance committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended October 31, 2010.

Members of the Audit and Finance Committee:

Keith W. Renken, Chairman
Allan M. Pinkerton
John W. Blanchard
Gordon E. Kimball

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our stock as of February 15, 2011, as adjusted to reflect the stock split approved by our stockholders effective as of March 24, 2010, by (i) each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares of our stock, (ii) each director and nominee for director, (iii) our Named Executive Officers, and (iv) all of our directors and Named Executive Officers as a group. The applicable percentage ownership is based on 11,237,151 shares of common stock outstanding as of February 15, 2011, plus, in the case of Mr. Michaelis, the number of shares of common stock to be issued upon the conversion of Series B Convertible Preferred Stock. All holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of common stock.

The number of shares beneficially owned by each entity or individual is determined pursuant to Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner and Management	Number	Percentage
5% Beneficial Owners
Calavo Growers, Inc., 1141-A Cummings Road, Santa Paula, CA 93060	1,728,570	15.4%
Directors and Officers(2)
John W. Blanchard(3)	138,740	1.2%
Lecil E. Cole(4)	6,497	*
Don P. Delmatoff(5)	32,225	*
Peter W. Dinkler(6)	42,468	*
Harold S. Edwards(7)	83,286	*
Gordon E. Kimball	13,377	*
John W. H. Merriman	13,812	*
Ronald L. Michaelis(8)	471,707	4.1%
Allan M. Pinkerton(9)	625,837	5.6%
Keith W. Renken(10)	4,347	*
Robert M. Sawyer(11)	39,377	*
Alan M. Teague(12)	179,057	1.6%
Alex M. Teague(13)	35,515	*
Joseph D. Rumley(14)	3,358	*
Limoneira Company Officers and Directors as a Group (14 persons)(15)	1,689,603	14.6%

*	Less than 1%.
(1)	The information provided in this table is based on the Company’s records and information supplied by officers and directors.
(2)	Except as set forth in the footnotes to this table, the business address of each director and executive officer listed is c/o Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060.
(3)	Shares are owned beneficially by Mr. Blanchard as a beneficiary of two trusts. Mr. Blanchard shares voting and investment power over these shares.
(4)	Mr. Cole disclaims beneficial ownership of any shares of our common stock that are owned by Calavo Growers, Inc.
(5)	Includes 6,713 restricted shares which vest in 2012 and 2013. Mr. Delmatoff has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares.

(6)	Includes 650 restricted shares which vest in 2012 and 2013. Mr. Dinkler has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares.
(7)	Includes 14,049 restricted shares which vest in 2012 and 2013. Mr. Edwards has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares. All shares are owned beneficially by Mr. Edwards as a beneficiary of a trust. Mr. Edwards shares voting and investment power over these shares.
(8)	Number of shares includes 184,880 shares issuable upon conversion of Series B Convertible Preferred Stock. Shares are owned beneficially by Mr. Michaelis as a beneficiary of a trust. Mr. Michaelis shares voting and investment power over these shares.
(9)	Shares are owned beneficially by Mr. Pinkerton as a beneficiary of a trust. Mr. Pinkerton shares voting and investment power over these shares.
(10)	Shares are owned beneficially by Mr. Renken as a beneficiary of a trust. Mr. Renken shares voting and investment power over these shares.
(11)	Shares are owned beneficially by Mr. Sawyer as a beneficiary of a trust. Mr. Sawyer shares voting and investment power over these shares.
(12)	Shares are owned beneficially by Mr. Alan Teague through his interest in a limited partnership.
(13)	Includes 8,586 restricted shares which vest in 2012 and 2013, and 29,920 shares that are subject to a pledge in support of a loan. Mr. Alex Teague has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares.
(14)	Includes 2,655 restricted shares which vest in 2012 and 2013. Mr. Rumley has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares.
(15)	Amount of outstanding shares used to determine the percentage ownership includes 375,000 shares issuable upon conversion of Series B Convertible Preferred Stock.

There are no arrangements currently known to the Company, the operation of which may at a subsequent date result in a change of control.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of October 31, 2010, about our common stock that may be issued to employees and directors under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	—	—	1,000,000	(1)(2)
Equity compensation plans not approved by security holders(3)	—	—	—

(1)	The plan in this category is the Limoneira Company 2010 Omnibus Incentive Plan, which was approved by the Company’s Board on January 26, 2010 and was approved by the Company’s stockholders at our Annual Meeting on March 23, 2010.
(2)	On January 7, 2011, as part of our Stock Grant Performance Bonus Plan, the Company issued to management 62,287 shares of common stock. On February 1, 2011, as part of our directors’ stock incentive compensation, the Company issued to its directors 7,979 shares of common stock. As of February 15, 2011, there are 992,017 shares of common stock remaining available for future issuance under the Company’s equity compensation plans.
(3)	The plan in this category includes the Stock Grant Performance Bonus Plan. No further grants will be made under this plan and all outstanding awards granted under such plan will continue unaffected.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our Company stock and our other equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based upon this assistance, as well as upon our review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act in fiscal year 2010 except for a late Form 3 for Joseph Rumley which was filed on September 13, 2010 and a late Form 3 for Calavo Growers Inc., filed on June 4, 2010.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

To be considered for inclusion in our proxy statement for the 2012 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 28, 2011. In order to be included in Company-sponsored proxy materials, stockholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to stockholders. No other business (other than matters included in our proxy statement in accordance with Rule 14a-8) may be presented for action at the Annual Meeting unless a stockholder gives timely notice of the proposal in writing to the Secretary. To be timely, a stockholder’s notice is required to be delivered to the Secretary no earlier than the November 15 immediately preceding such annual meeting nor later than the close of business on the 90th day immediately preceding the scheduled date of such Annual Meeting. Stockholder proposals should be sent to Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060, Attention: Investor Relations.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

Copies of our Annual Report on Form 10-K for the year ended October 31, 2010, as filed with the SEC, are available to stockholders free of charge on our website at www.limoneira.com under the caption “Investor Relations — Financial Information — SEC Filings” or by writing to us at 1141 Cummings Road, Santa Paula, California 93060, Attention: Investor Relations.

OTHER MATTERS

We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

LIMONEIRA COMPANY

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

91008

▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and 4.

Please mark your votes as indicated in this example ☒

1. ELECTION OF DIRECTORS

Director Nominee Name	Number of Votes		FOR ALL nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	EXCEPTIONS	CUMULATIVE VOTING ELECTION
01 Allan M. Pinkerton		Votes FOR	☐	☐	☐	☐
02 Robert M. Sawyer		Votes FOR				
03 Alan M. Teague		Votes FOR				
Total Votes Cast	______					

INSTRUCTIONS: To withhold authority to vote for any individual nominee or nominees, mark the "EXCEPTIONS" box above and strike a line through the name(s) of the nominee(s).

If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the "CUMULATIVE VOTING ELECTION" box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares you own times three. For example, if you own 100 shares, you are entitled to cast 300 votes for director nominees. However, if you have cast your proxy for the other above choices, do not complete this table.

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as independent registered public accounting firm of Limoneira Company for the year ending October 31, 2011.	☐	☐	☐
3. ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION of Named Executive Officers.	☐	☐	☐

Management recommends a vote for Shareholder approval every year.

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. ADVISORY VOTE ON THE FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE on executive compensation.	☐	☐	☐	☐

5. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors, at present, knows of no other business to be presented by or on behalf of Limoneira Company or the Board of Directors at the meeting.

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box ☐ **WILL ATTEND**

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your Limoneira Company account online.

Access your Limoneira Company account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Limoneira Company, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Notice of the Annual Meeting of Shareholders and the Annual Report for the fiscal year ended October 31, 2010 are available at:
www.limoneira.com

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LIMONEIRA COMPANY
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 22, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harold S. Edwards and Joseph D. Rumley, and each of them, as the attorneys, agents and proxies of the undersigned, with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Limoneira Company to be held at Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, CA 93060 on Tuesday, March 22, 2011 at 10:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, "FOR" THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND "FOR" THE APPROVAL BY ADVISORY VOTE OF ANNUAL ADVISORY VOTING ON EXECUTIVE COMPENSATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP "FOR" THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND "FOR" THE APPROVAL BY ADVISORY VOTE OF ANNUAL ADVISORY VOTING ON EXECUTIVE COMPENSATION. IF NO DIRECTION IS MADE, THE VOTING POWER GRANTED TO THE PROXIES INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXIES.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

91008